EXHIBIT 10.2

MIRARE RESCISSION AGREEMENT

This Mirare Rescission Agreement (the “Agreement”) is made effective as of May 1, 2014, by and among East Shore Distributors, Inc., a Nevada corporation (“ESTI”), Samcorp Capital Corporation, a Western Samoan corporation (“Samcorp”), and Mirare International Corporation, a California corporation (“Mirare”).

WHEREAS, ESTI, Samcorp and Mirare are parties to that certain Share Exchange Agreement, dated March 17, 2014 (the “Exchange Agreement”), under which ESTI agreed to acquire from Samcorp 80,000 shares of common stock of Mirare (the “Mirare Shares”) in exchange for 24,000,000 shares of common stock of ESTI (the “ESTI Shares”); and

WHEREAS, the parties wish to rescind the Exchange Agreement in its entirety and to return the parties to their previous positions as if the Exchange Agreement had never been executed.

NOW, THEREFORE, in consideration of their mutual covenants herein contained, the parties hereto, intending to be legally bound, hereby mutually covenant and agree as follows:

Article 1
RESCISSION

1.1. Rescission of Exchange Agreement. The Exchange Agreement is hereby rescinded in its entirety and the parties to the Exchange Agreement are hereby returned to their previous positions as if the Exchange Agreement had never been executed.

1.2. Return of Mirare Shares. In furtherance of this rescission, ESTI hereby transfers to Samcorp, and Samcorp acknowledges and accepts, title to the 80,000 Mirare Shares received under the Exchange Agreement, free and clear of any liens or other encumbrances. The parties agree that the Mirare Shares shall be retitled in the name of Samcorp. Additionally, in furtherance of this rescission, ESTI shall further transfer to Samcorp all dividends, distributions, or any other earnings with respect to the Mirare Shares, if any, received by ESTI on or after the date of the Exchange Agreement.

1.3. Return of ESTI Shares. In furtherance of this rescission, Samcorp hereby surrenders to ESTI for cancellation, and ESTI acknowledges and accepts, the 24,000,000 ESTI Shares issued to Samcorp under the Exchange Agreement, free and clear of any liens or other encumbrances. Additionally, in furtherance of this rescission, Samcorp shall further transfer to ESTI all dividends, distributions, or any other earnings with respect to the ESTI Shares, if any, received by Samcorp on or after the date of the Exchange Agreement.

Article 2
REPRESENTATIONS AND WARRANTIES

2.1. Title to Mirare Shares. ESTI represents and warrants to Samcorp that it holds good and marketable title to the Mirare Shares, free and clear of all liens, charges and encumbrances. The transfer of the Mirare Shares to Samcorp pursuant to this Agreement will vest in Samcorp full legal and beneficial title to the Mirare Shares.

2.2. Title to ESTI Shares. Samcorp represents and warrants to ESTI that it holds good and marketable title to the ESTI Shares, free and clear of all liens, charges and encumbrances. The transfer of the ESTI Shares to ESTI pursuant to this Agreement will vest in ESTI full legal and beneficial title to the ESTI Shares.

2.3. Additional Representations and Warranties. Each party to this Agreement represents and warrants to each other party that:

(a) this Agreement is within its powers, and has been authorized, executed, and delivered by or on behalf of such party, and is a valid and binding agreement, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, or similar laws affecting creditors’ rights generally and equitable principles of general applicability; and

(b) the execution and delivery by such party of, and the performance by it of its obligations under, this Agreement (i) will not contravene or constitute a default under any provision of applicable law or regulation, the applicable constitutive documents of such party, any agreement or other instrument binding upon such party or any of its property or assets or any judgment, order or decree of any governmental body, agency, official, or court having jurisdiction over such party or any of its property or assets, whether foreign or domestic, and (ii) does not require any consent, approval, authorization or order of, or filing or qualification with, any governmental body, agency, official, self-regulatory organization or court or other tribunal, whether foreign or domestic.

ARTICLE 3
MISCELLANEOUS

3.1. Mutual Releases. Each party to this Agreement (the “Releasing Party”), in its own capacity and on behalf of its respective affiliates, subsidiaries, officers, directors, attorneys, agents, employees, successors or assigns, as applicable (collectively, “Affiliates”), does hereby globally, immediately and forever release, remise, acquit, satisfy and discharge each other party to this Agreement and its respective Affiliates, from any and all manner of claims, rights, causes of action, suits, debts, obligations, losses, expenses, liabilities, accounts, covenants, contracts, controversies, agreements, promises, damages, judgments, executions, claims and demands whatsoever, in law or in equity, of whatever nature or kind, known or unknown, which the Releasing Party or any of its Affiliates now has or may have against such other party or its respective Affiliates for, upon or by reason of the Exchange Agreement.

3.2. Further Assurances. Each party hereto, both before and after the execution of this Agreement, upon the request from time to time of the other parties hereto, will do and perform such other acts and things as may be reasonably necessary or reasonably requested by the other parties to consummate the transactions contemplated hereby or as may arise out of any such transactions.

3.3. Entire Agreement; Amendment and Modification. This Agreement represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes all other agreements or understandings, written or oral, between the parties hereto with respect to the subject matter hereof. This Agreement cannot be amended, supplemented or changed, nor can any provision hereof be waived, except by a written instrument signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought.

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3.4. Expenses. Each party will bear its own fees and expenses, and sales, transfer or other similar taxes, incurred or payable by such party in connection with this Agreement.

3.5. Severability. If any provision of this Agreement shall be determined to be contrary to law and unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms.

3.6. Governing Law. This Agreement and all rights and remedies among the parties hereto shall be governed by and construed in accordance with the laws of the State of California, without regard to its conflicts of law doctrine.

3.7. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

3.8. Headings. The descriptive headings of the Sections of this Agreement are for convenience only and do not constitute a part of this Agreement.

3.9. Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party to this Agreement may assign this Agreement or its rights hereunder without the written consent of the other party hereto.

[Signatures on next page]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

EAST SHORE DISTRIBUTORS, INC.

By:	/s/ Jonathan Lim
Jonathan Lim
Chief Executive Officer

SAMCORP CAPITAL CORPORATION

By:	/s/ Anthony Lim
Anthony Lim
Director

MIRARE INTERNATIONAL CORPORATION

By:	/s/ Anthony Lim
Anthony Lim
President

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